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                                                                   Exhibit 99.17

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT


                    Your Proxy Vote is important!

                    And now you can Vote your Proxy on the PHONE or the INTERNET.

                    It saves Money! Telephone and Internet voting saves postage costs. Savings which can minimize fund expenses.

                    It saves Time! Telephone and Internet voting is instantaneous - 24 hours a day.

                    It's Easy! Just follow these simple steps:


                    1. Read your proxy statement and have it at hand.


                    2. Call toll-free 1-866-241-6192 or go to website: https://vote.proxy-direct.com


                    3. Follow the recorded or on-screen directions.


                    4. Do not mail your Proxy Card when you vote by phone or Internet.


                   Please detach at perforation before mailing

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PROXY           MORGAN STANLEY INSTITUTIONAL FUND TRUST-STRATEGIC       PROXY
               SMALL VALUE PORTFOLIO PROXY FOR SPECIAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON FEBRUARY 24, 2004
           This Proxy is solicited on behalf of the Board of Trustees

The undersigned hereby appoints RONALD E. ROBISON, STEFANIE V. CHANG, and MARY
E. MULLIN, or any of them, proxies, each with the power of substitution and resubstitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of Morgan Stanley Institutional Fund Trust-Strategic Small Value Portfolio to be held in Conference Room 209, 2nd Floor, at 1221 Avenue of the Americas, New York, New York 10020, at 9:30 a.m., New York time, on February 24, 2004 and at any adjournment thereof, on the proposal set forth in the Notice of Special Meeting dated December 24, 2003. The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned. The undersigned hereby acknowledges receipt of the Proxy Statement and Prospectus dated December 24, 2003.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, if no direction is made, this proxy will be voted "FOR" the proposal set forth on the reverse hereof and as recommended by the Board of Trustees.

                         VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192


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                    Note: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.


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                    Signature


                    -----------------------------------------------------------
                    Signature (if held jointly)


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                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT





                        PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY TODAY

                   Please detach at perforation before mailing

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TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.

YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET (See enclosed Voting Information Card for further Instructions).

THE BOARD OF TRUSTEES OF MORGAN STANLEY INSTITUTIONAL FUND TRUST-STRATEGIC SMALL VALUE PORTFOLIO RECOMMENDS THAT YOU VOTE IN FAVOR OF THE REORGANIZATION.

PLEASE MARK VOTES AS IN THIS EXAMPLE:     [SOLID BOX]


1.   To  consider  and  vote  upon an  Agreement  and Plan of  Reorganization,  dated        FOR      AGAINST      ABSTAIN
     October 23,  2003, between Morgan Stanley Institutional Fund Trust (the "Trust")
     on behalf of its Strategic  Small Value  Portfolio  ("Strategic  Small") and the        [_]        [_]          [_]
     Trust on behalf of its U.S. Small Cap Value  Portfolio  ("Small Cap"),  pursuant to which  substantially  all of the assets of Strategic  Small would be combined with  those of Small  Cap and  shareholders  of  Strategic  Small  would  become shareholders  of Small Cap  receiving  shares of Small Cap with a value equal to the value of their holdings in Strategic Small; and

2.  To act upon such other matters as may properly come before the Meeting.




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                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT


         WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.